EXHIBIT 10.3

TRACE ANALYTICS INC.

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made as of January 1st, 2019, by and among Trace Analytics Inc., a Washington corporation (the “Company”), and the holders of shares of the Company’s Common Stock listed on Schedule A hereto (each a “Holder” and collectively “Holders”).

RECITALS

WHEREAS, each of the Holders is the beneficial owner of the number of shares of Common Stock listed on Schedule A hereto (the “Stock,” which term for purposes of this Agreement also includes any additional shares of Common Stock or Preferred Stock now owned or hereafter acquired by any Holder, however acquired).

WHEREAS, the Holders and the Company acknowledge that they are entering into this Agreement as an inducement to and in consideration of the purchase of shares of the Company’s Common Stock by certain of the Holders pursuant to a Stock Purchase Agreement of even date herewith, by and among the Company and such Holders (the “Purchase Agreement”).

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1 Size of the Board. Each Holder hereto agrees to vote, or cause to be voted, all Stock owned by the Holder, or over which the Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary, in favor of resolutions intended to ensure that the size of the Company’s Board of Directors (“Board”) shall be set and remain at five (5) directors and may be increased or decreased only pursuant to an amendment of this Agreement in accordance with Section 4.8 hereof.

1.2 Board Composition. Each Holder hereto agrees to vote, or cause to be voted, all Stock owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary, in favor of resolutions intended to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a) Three (3) individuals designated by Applied Biosciences Corp. (“Applied Bio”), for so long as it continues to own beneficially at least Five Hundred Twenty Thousand (520,000) shares of the common stock of the Company, who will initially be [Director 1], [Director 2], and [Director 3], provided that at least one individual so designated shall have been designated with the prior approval of either Mr. Zitzer or Mr. Fagras, and shall not, at any time during his or her tenure, be an employee, officer, or director of, nor serve as a consultant or legal counsel to Applied Bio or any of its Affiliates.

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(b) One (1) individual designated by Jason Zitzer, for so long as he continues to own beneficially at least Two Hundred Fifty (250,000) shares of Common Stock, who will initially be Jason Zitzer.

(c) One (1) individual designated by Gordon Fagras, for so long as he continues to own beneficially at least Two Hundred Fifty Thousand (250,000) shares of Common Stock, who will initially be Gordon Fagras.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, each Holder shall vote their shares in favor of reelecting the director or directors previously designated by them and then serving, if still eligible to serve as provided herein.

1.4 Removal of Board Members. Each Holder also agrees to vote, or cause to be voted, all Stock owned by such Holder, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary, in favor of resolutions intended to ensure that:

(a) no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the Persons entitled under Section 1.2 to designate or approve that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed.

Each Holder agrees to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

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1.5 Amendment of Corporate Documents. Contemporaneous with the execution of this Agreement, each Holder hereto agrees to execute a written consent of shareholders, in the form attached as Exhibit C, with respect to all Stock owned by such Holder, or over which such Holder has voting control, in whatever manner as shall be necessary, in favor of resolutions to:

(a) amend the Company’s articles of incorporation to delete Article 4.7 thereof, providing for the reduction of voting requirements otherwise prescribed under RCW 23B.10.030, 23B.11.030, 23B.12.020, and 23B.14.020.

(b) amend the Company’s bylaws to provide that the vote of 2/3ds of the directors present at a meeting at which a quorum is present shall be required for the approval of certain transactions as enumerated in the form of consent attached, and that such bylaw may not be amended or deleted without approval of 2/3ds of the shareholders.

2. Remedies.

2.1 Covenants of the Company. The Company agrees to use commercially reasonable efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of commercially reasonable efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2 Irrevocable Proxy. Each Holder hereby constitutes and appoints the Company’s Chief Executive Officer or his designee (for purposes of this section, each a “Proxy Designee”) with full power of substitution, as the proxy of the party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes the Proxy Designee to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Stock in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 3 hereof. Each Holder hereby revokes any and all previous proxies with respect to the Stock and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of the Stock, deposit any of the Stock into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Stock, in each case, with respect to any of the matters set forth herein.

2.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Holders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

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2.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until (i) terminated in accordance with Section 4.8 below, or (ii) upon (A) the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (B) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)..

4. Miscellaneous.

4.1 Additional Parties. If the Company issues or enters additional shares of stock after the date hereof, the Company may require the recipient of such shares to become a party to this Agreement by executing and delivering the Adoption Agreement attached to this Agreement as Exhibit A, or by otherwise agreeing in writing to be bound by and subject to the terms of this Agreement as a Holder hereunder. In either event, each such person shall thereafter be deemed a Holder for all purposes under this Agreement.

4.2 Transfers. Each transferee or assignee of any Stock subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Holder. The Company shall not permit the transfer of the Stock subject to this Agreement on its books or issue a new certificate representing any such Stock unless and until such transferee shall have complied with the terms of this Section 4.2. Each certificate representing the Stock subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.12.

4.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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4.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.5 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed given when delivered personally or by overnight courier, or 72 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

4.8 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) Holders holding two-thirds of the Common Stock subject to this Agreement. Notwithstanding the foregoing, any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Section 4.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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4.11 Entire Agreement. This Agreement (including the Exhibits hereto) and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.12 Legend on Share Certificates. Each certificate representing any Stock issued on or after the date hereof to a Holder subject to this Agreement shall be endorsed by the Company with a legend reading substantially as follows:

“THE SECURITIES REFERENCED HEREIN ARE SUBJECT TO A VOTING AGREE-MENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY AT NO CHARGE), AND BY ACCEPTING ANY INTEREST IN SUCH STOCK THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUD-ING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Stock issued on or after the date hereof to a Holder to bear the legend required by this Section 4.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Stock upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Stock to bear the legend required by this Section 4.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement. Upon termination of this Agreement, the Company shall, upon request of a holder, issue new certificates evidencing the Stock without the legend required by this Section 4.12.

4.13 Manner of Voting. The voting of Stock pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.14 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.15 Dispute Resolution. The parties hereby (a) irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within Spokane County, Washington for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within Spokane County, Washington, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Eastern District of Washington or any court of the State of Washington, located in Spokane County, Washington, having subject matter jurisdiction.

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4.16 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

4.17 Aggregation of Stock. All Stock held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

4.18 Spousal Consent. If any individual Holder is married on the date of this Agreement, such Holder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Holder’s Stock that do not otherwise exist by operation of law or the agreement of the parties. If any individual Holder should marry or remarry subsequent to the date of this Agreement, such Holder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

4.19 Prior Agreements. This Agreement supersedes all prior agreements with respect to the subject matter hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first written above.

“Company” TRACE ANALYTICS INC., a Washington corporation /s/ Gordon Fargas By: _____________________________ Gordon Fargas, CEO	“Holders” APPLIED BIOSCIENCES CORP. a Nevada corporation /s/ Chris Bridges By: _____________________________ Name: Chris Bridges Title: President [address]

Jason Zitzer _________________________________ [address]

Gordon Fagras _________________________________ [address]

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SCHEDULE A

HOLDERS

Holder Name	Common
Applied Biosciences Corp.	520,410
Jason Zitzer	250,000
Gordon Fagras	250,000
TOTAL:	1,020,410

SCHEDULE A TO TRACE ANALYTICS INC.

VOTING AGREEMENT

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EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on January 1st, 2019, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement, dated as of January 1st, 2019 (the “Agreement”), by and among the Company and certain of its Holders, as such Agreement may be amended. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) (or options, warrants or other rights to purchase such Stock (the “Options”)), and will be a “Holder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock (or Options), and any other shares of capital stock or securities required by the Voting Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) acknowledges receipt of a copy of, and hereby adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed below Holder’s signature hereto.

HOLDER: _______________________	ACCEPTED AND AGREED:

By: ____________________________	TRACE ANALYTICS INC.
Name and Title of Signatory

Address: ________________________	By: _____________________________

_______________________________	Title: ____________________________

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EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of ____________________, acknowledge that I have read the Voting Agreement, dated as of January __, 2019, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any inter-est I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement, in each case as such Agreement may be amended or amended and restated.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated: ____________________	_________________________________
Name: ____________________________

Trace Analytics Voting Agreement – Spousal Consent

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Exhibit C

Consent of Stockholders to Action Without A Meeting

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CONSENT IN LIEU OF MEETING OF

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

TRACE ANALYTICS, INC.

The undersigned, being all of the directors and shareholders of Trace Analytics, Inc., a Washington corporation (the "Corporation"), acting by unanimous writ-ten consent, hereby adopt the following resolutions and hereby consent to the taking of the actions set forth therein.

Amendment of the Articles of Incorporation

WHEREAS, the directors believe it is in the corporation’s best interest to amend the Articles of Incorporation to delete Article 4.7 thereof, which provides for the reduction of voting requirements otherwise prescribed under RCW 23B.10.030, 23B.11.030, 23B.12.020, and 23B.14.020, and therefore it is

RESOLVED, that the directors recommend that the shareholders amend the Corporation’s Articles of Incorporation by deleting Article 4.7 in its entirety, and, if the same is approved by the shareholders, do hereby authorize and direct the officers of the corporation to execute and file Articles of Amendment with the Secretary of State to implement such amendment.

RESOVED, that the shareholders hereby approve the amendment of the Corporation’s Articles of Incorporation to delete Article 4.7, in its entirety.

Amendment of Bylaws

RESOLVED, that the shareholders, pursuant to a voting agreement entered into between them, and acting pursuant to RCW 23B.10.200(2), do hereby amend Section 2.11 of the Bylaws of the Corporation as follows:

2.11 Quorum of Directors and Voting Requirements TC "Quorum of Directors" \f C \l "2" . Except in particular situations where a lesser number is expressly permitted by law, and unless a greater number is required by the Articles of Incorporation or these Bylaws, a majority of the number of directors specified in or fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the number of directors in office at any time is less than the number specified in or fixed in accordance with these Bylaws, then a quorum shall consist of a majority of the number of directors in office; provided that in no event shall a quorum consist of fewer than one-third of the number specified in or fixed in accordance with these Bylaws.

Action by Written Consent

Board of Directors and Shareholders

of Trace Analytics, Inc.

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Directors at a meeting of the Board of Directors at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided such withdrawal does not reduce the number of directors attending the meeting below the level of a quorum.

A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. If the meeting is adjourned for more than forty-eight (48) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 2.10 of these Bylaws, to the directors who were not present at the time of the adjournment.

Notwithstanding the foregoing, and in addition to any other requirements of law, the actions described in subsections 2.11(a) – (x), below, shall require the affirmative vote of two-thirds of the votes cast by the whole Board of Directors at a meeting of directors at which a quorum is present. For purposes of this paragraph, two-thirds of the whole Board of Directors shall be necessary to constitute a quorum.

(a) Any increase of decrease in the size of the Board of Directors;

(b) The issuance of additional capital stock of the Corporation, or securities convertible into such stock, to any person or entity, including an existing shareholder;

(c) Any discretionary action of the Corporation in relation to any agreement between the Corporation and Applied Biosciences Corp. and its successors in interest;

(d) The approval of any plan of merger, conversion, dissolution, or liquidation not requiring shareholder approval;

(e) The amendment of the Corporation’s Articles of Incorporation; and

(f) The compensation payable to any officer of the Corporation.

The provisions of this Section 2.11 may be amended or repealed only with the approval of the shareholders holding at least 67% of the issued and outstanding common stock of the Corporation.

FURTHER RESOLVED, by the directors and shareholders, that the officers of the Corporation are, and any one of them is, authorized and directed, for and on behalf of the Corporation to execute and deliver such other documents and to take such other actions as each, in his or her sole and absolute discretion, deems necessary or advisable to carry out the intent of the foregoing resolutions, including without limitation restatement of the Articles of Incorporation and the Bylaws to reflect the amendments adopted herein.

Action by Written Consent

Board of Directors and Shareholders

of Trace Analytics, Inc.

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The execution of this Consent, which may be accomplished in coun-terparts, shall constitute a written waiver of any notice required by the Washington Business Corporation Act or the corporation's Articles of Incorporation and Bylaws.

_______________________________
Date: ______________, 2019	Gordon Fagras, Director / Shareholder

________________________________
Date: ______________, 2019	Jason Zitzer, Director / Shareholder

Applied Biosciences Corp., Shareholder

________________________________
Date: ______________, 2019	[name/title]

Action by Written Consent

Board of Directors and Shareholders

of Trace Analytics, Inc.

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